Exhibit 10.4

OPERATING RIGHTS PROXY AGREEMENT

ON

[NAME OF BAKERY]

BETWEEN

[NAME OF OPERATOR]

AND

XINJIANG UNITED FAMILY TRADING CO., LTD

[Date of Agreement]

OPERATING RIGHTS PROXY AGREEMENT

This OPERATING RIGHTS PROXY AGREEMENT (this “AGREEMENT”) is entered into as of [Date of Agreement] (“SIGNING DATE”) in Urumqi, Xinjiang, the People’s Republic of China (“CHINA” or the “PRC”) by and between the following parties:

(1)    [Name of Operator] (“Operator”), a Chinese citizen, and the operator of [Name of Bakery]

IDENTITY CARD NUMBER: [Unified Social Credit Code of Bakery]

(2) XINJIANG UNITED FAMILY TRADING CO., LTD (“Xinjiang United Family”), a limited liability company legally established under the laws of PRC,

REGISTERED ADDRESS: No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang, China,

UNIFIED SOCIAL CREDIT CODE: [*].

(The above parties shall hereinafter be individually referred to as a “PARTY” and collectively, “PARTIES”.)

WHEREAS:

1. [Name of Bakery] (“Bakery”) is an individually-owned business legally established and validly existing in China, mainly engaged in retailing the prepackaged food and bulk food with relevant authorization and a food business permit, and [Name of Operator] is the sole operator of Bakery;

2. Operator intends to entrust Xinjiang United Family or the individual designated by it with the exercises of the operating rights and other relevant rights of operator in Bakery while Xinjiang United Family is willing to accept such entrustment.

The Parties hereby have reached the following agreement upon friendly consultations:

ARTICLE 1 - OPERATING RIGHTS ENTRUSTMENT

1.1  Operator hereby irrevocably undertakes to sign the Power of Attorney (the content and form of which are set out as Appendix I hereto) after the execution of this Agreement to entrust Xinjiang United Family or the personnel designated by it then (including the liquidator taking place of such personnel) (“TRUSTEES”) to exercise the following rights enjoyed by him as Operator of Bakery (collectively, the “ENTRUSTED RIGHTS”):

(1)	Exercising operating rights as proxy of Operator, including but not limited to the appointment and election for management personnel of Bakery;

(2)	Getting access to financial information of Bakery as proxy of Operator;

(3)	Making resolutions about disposing of Bakery’s assets as proxy of Operator;

(4)	Approving annual budgets of Bakery or announcing dividends as proxy of Operator;

(5)	Making resolutions about dissolution and liquidation of Bakery, forming the liquidating committee and exercising the authorities in the course of liquidation as proxy of Operator, including but not limited to making resolutions about disposing of Bakery’s assets;

(6)	Filing any required document to the company registration agency or any other relevant agency as proxy of Operator;

(7)	Signing any resolution as proxy of Operator; and

(8)	all the operating rights and other rights of operator stipulated by PRC laws.

1.2 Xinjiang United Family shall have the right to dismiss and replace Trustees by written notice to Operator, while the new entrustment is granted subject to the status of Trustees as PRC citizens and the approval by Xinjiang United Family. Once new entrustment is made, the original entrustment shall be replaced; Operator shall not cancel the authorization and entrustment of the Trustees otherwise.

1.3 The Trustees shall perform the entrusted obligations within the scope of entrustment in due care and prudence and in compliance with laws; Operator acknowledges and assumes relevant liabilities for any legal consequences of the Trustees’ exercise of the foregoing Entrusted Rights.

1.4 Operator hereby acknowledges that the Trustees are not required to seek advice from Operator prior to the respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform Operator in a timely manner after such resolution or proposal is made.

ARTICLE 2 - RIGHT TO INFORMATION

For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to Bakery’s operation, business, clients, finance, staff, etc., and shall have access to relevant materials of Bakery. Bakery shall adequately cooperate with the Trustees in this regard.

ARTICLE 3 - EXERCISE OF ENTRUSTED RIGHTS

3.1 Operator will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of Operator or other pertinent legal documents made by the Trustees when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of Operator or Bakery, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

ARTICLE 4 - EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that the Trustees shall not be requested to be liable for or compensate (monetary or otherwise) other Party or any third party due to exercise of Entrusted Rights by the Trustees designated by Operator under this Agreement.

4.2 Operator agrees to compensate the Trustees for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by Operator, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, Operator will not compensate for losses incurred due to willful misconduct or gross negligence of the Trustees.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 Operator hereby represents and warrants that:

(1) Operator is with full capacity and full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions. Bakery is an individually-owned business duly registered and legally existing under the PRC laws.

(2) Operator has full right to execute and deliver this Agreement and other documents that are related to the transaction referred to herein. Operator has full right and authorization with respect to consummate the transaction referred to herein.

(3) This Agreement shall be executed and delivered by Operator lawfully and properly. This Agreement constitutes the legal and binding obligations on him and is enforceable on him in accordance with its terms and conditions hereof.

(4) Operator is enrolled and legal operator of Bakery as of the effective date of this Agreement, and except the rights created by the Call Option Agreement entered into by Operator and Xinjiang United Family on the signing date of this Agreement, as well as the Pledge Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with relevant law and regulations.

(5) The execution, delivery and performance of this Agreement by Operator, do not violate regulations of the PRC Law, or any binding agreement, contract or other arrangement made with any third party.

5.2 Xinjiang United Family hereby represents and warrants that:

(1) it is a company with limited liability properly registered and legally existing under PRC laws, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

(2) it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and the full power and authority to consummate such transaction.

ARTICLE 6 - TERM OF AGREEMENT

6.1 The Parties hereby confirm that, once this Agreement is formally signed by the Parties, this Agreement shall be retrospectively effective as far as the signing date, and maintains the validity as long as Operator holds the operating rights of Bakery.

6.2 Notwithstanding the preceding sentence, under any of the following circumstances, the Trustees have sole discretion to terminate this Agreement by giving a thirty-day (30) notice in writing to Operator.

ARTICLE 7 - NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 8 - DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a “DEFAULT”). In such event any of the other Party without default (a “NON-DEFAULTING PARTY”) who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to:

(1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or

(2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

8.2 Without limiting the generality of Article 8.1 above, any breach by Operator of the Exclusive Service Agreement, Call Option Agreement or Pledge Agreement shall be deemed as having constituted the breach by such Operator of this Agreement.

8.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 - GOVERNING LAW AND DISPUTE RESOLUTION

9.1 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.2 Any disputes arising from and in connection with this Agreement shall be settled through consultations between the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to Urumqi Arbitration Commission in Urumqi for arbitration in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all the Parties involved.

9.3 Unless otherwise awarded by the arbitration commission, the losing party should bear all the arbitration or prepaid expenses (including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

ARTICLE 10 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Party by the force majeure event.

ARTICLE 11 – TRANSFER

11.1 Operator shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from Xinjiang United Family，and Xinjiang United Family is entitled to transfer its rights and/or obligations to the third party designated by it after notifying Operator.

11.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 12 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

ARTICLE 13 - AMENDMENT AND SUPPLEMENT

Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

ARTICLE 14 - TEXT

This Agreement shall be prepared in the English language in two (2) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 15 - MISCELLANEOUS

15.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

15.2 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

[THE REMAINDER IS THE SIGNATURE PAGE]

IN WITNESS HEREOF, the following Parties have caused this Operating Rights Proxy Agreement to be executed as of the date first here above mentioned.

[Name of Operator]

Signature by:	/s/ [Name of Operator]

Xinjiang United Family Trading Co., Ltd (Company chop)

Signed by:	/s/ Baolin Wang
Name:	Baolin Wang
Position:

APPENDIX Ⅰ

POWER OF ATTORNEY

[Name of Operator], (“Operator,” Chinese citizen, Identity Card number: [ID Card No. of Operator]) hereby irrevocably entrusts Xinjiang United Family Trading Co., Ltd. or the personnel designated by it (the “Trustees”) a comprehensive proxy, to exercise my following rights as the operator of [Name of Bakery] (“Bakery”) in my name, as the only and exclusive proxy of me during the term of this Power of Attorney:

(1)	Exercising operating rights as proxy of Operator, including but not limited to the appointment and election for management personnel of Bakery;
(2)	Getting access to financial information of Bakery as proxy of Operator;
(3)	Making resolutions about disposing of Bakery’s assets as proxy of Operator;
(4)	Approving annual budgets of Bakery or announcing dividends as proxy of Operator;
(5)	Making resolutions about dissolution and liquidation of Bakery, forming the liquidating committee and exercising the authorities in the course of liquidation as proxy of Operator, including but not limited to making resolutions about disposing of Bakery’s assets;
(6)	Filing any required document to the company registration agency or any other relevant agency as proxy of Operator;
(7)	Signing any resolution as proxy of Operator; and
(8)	all the operating rights and other rights of operator stipulated by PRC laws.

Unless the Operating Rights Proxy Agreement entered into by Operator and Xinjiang United Family Trading Co., Ltd. as of [Date of Agreement] expires or terminated earlier, this Power of Attorney shall be retrospectively effective.

Authorization is hereby given.

Operator (Signature and Impress):	/s/ [Name of Operator]
Date:[ ]

Schedule of Material Differences

One or more person signed an operating rights proxy agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Bakery	Name of Operator	Date of Agreement	ID Card No. of Operator	Address of Bakery	Unified Social Code of Bakery
1.	Urumqi Midong District George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East St., Gaoxin Dist., Urumqi, Xinjiang	[*]
2.	Shayibake District Yining Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Store 1F1037, Shopping Center, Dehui Wanda Plaza, No. 405, Yining Rd., Shaybak Dist., Urumqi, Xinjiang	[*]
3.	Changji George Chanson Youhao Supermarket Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, Jianguo West Rd., Changji, Changji Prefecture, Xinjiang (Building 46, 2nd Hill, area 125)	[*]
4.	Changji George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Huijia Times, 198 Yanan North Rd., Changji, Changji Prefecture, Xinjiang	[*]
5.	Tianshan District Xinhua North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Shopping Square, Hongshan Xinshiji, No. 38 North Xinhua Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
6.	Shayibake District Youhao South Rd. Chanson Bakery Store	Gang Li	May 2, 2020	[*]	1/F, Friendly, Baisheng, No. 668, Youhao South Rd., Shaibuk Dist., Urumqi, Xinjiang	[*]

7.	Tianshan District Xinmin Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Shop No. 2, Rongsheng Garden, No. 81 Xinmin Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
8.	Tianshan District Minzhu Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, No. 148 Minzhu Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
9.	Tianshan District Jianquan No. 3 Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 215, Jianquan No. 3 Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
10.	Tianshan District Jiefang North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 222, Jiefang North Rd., Tianshan Dist., Urumqi, Xinjiang 1F-2B	[*]
11.	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Gang Li	May 2, 2020	[*]	1-43, Longhai Commercial Building, 499 Kashi West Rd., Urumqi Economic and Technological Development Zone, Xinjiang	[*]
12.	Xinshi District Liyushan South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 66 Liyushan South Rd., Xinshi Area, Urumqi, Xinjiang	[*]
13.	Xinshi District Changchun South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, No. 136 Changchun South Rd., East First Lane, Gaoxin Dist., Urumqi, Xinjiang	[*]
14.	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Gang Li	May 2, 2020	[*]	3rd FL, Huijia Times, No. 147 Beijing Middle Rd., Xinshi Dist., Urumqi, Xinjiang	[*]

15.	Xinshi District Suzhou East Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East Street, Gaoxin Dist., Urumqi, Xinjiang	[*]
16.	Xinshi District Suzhou Rd. Xiaoxigou Chanson Bakery	Gang Li	May 2, 2020	[*]	Store No. 53, Xiaoxigou Pedestrian St., Suzhou Rd., Xincheng Dist., Urumqi, Xinjiang	[*]
17.	Xinshi District South No. 3 Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 169, Nanwei San Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
18.	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Gang Li	May 2, 2020	[*]	No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang	[*]
19.	Shuimogou District South Nanhu Road George Chanson Bakery	Gang Li	June 17, 2020	[*]	1F, No. 68 Nanhu Rd., Shuimogou Dist., Urumqi, Xinjiang	[*]
20.	Xinshi District Hebei East Rd. George Chanson Bakery	Gang Li	October 14, 2020	[*]	No. 1046, 1/F, Vanguard Supermarket, No. 996 Hebei East Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
21.	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Gang Li	November 6, 2020	[*]	No. 5009, 5/F, Degang Wanda Plaza, No. 268 Zhongya South Rd., Economic and Technological Development Zone, Urumqi, Xinjiang	[*]
22.	Shayibake District Karamay West Rd. Chanson Bakery	Gang Li	September 7, 2021	[*]	Shop No. 9-11, Hengchang Hengye Garden, No. 2557 Karamay West Street, Shayibak District, Urumqi, Xinjiang	[*]
23.	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	Gang Li	December 4, 2021	[*]	No. JY-GQ-054, Floor 4, Urumqi Dehuiwanda Plaza, No. 133 Qitai Road, Shayibake District, Urumqi, Xinjiang	[*]
24.	Tianshan District Qingnian Rd. Chanson Bakery	Gang Li	December 11, 2021	[*]	No. 1F-6, No. 219 Qiannian Road, Tianshan District, Urumqi, Xinjiang	[*]
25.	Xinshi District Liyushan North Rd. Hemeijia Bakery	Gang Li	October 27, 2021	[*]	Shop No. S11-123, Commercial Building NO. S7-S11, Huafuli Community, No. 136 North Liyuanshan Road, Xinshi District, Urumqi, Xinjiang	[*]
26.	Xinshi District Changchun North Rd. Chanson Bakery	Gang Li	October 25, 2021	[*]	Shop No. 4050, Floor 4, Urumqi Wanda Plaza, No. 668 North Changchun Road, Xinshi District, Urumqi, Xinjiang	[*]
27.	Shihezi Hemeijia Bakery No.1	Hui Wang	May 2, 2020	[*]	Youhaoshishang Shopping Center, 91 Beishsan Rd., 40 Dist., Shihezi, Xinjiang	[*]